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                          KEGLER, BROWN, HILL & RITTER

                        A LEGAL PROFESSIONAL ASSOCIATION

DONALD A. ANTRIM         RONALD L. MASON              ATTORNEYS AND COUNSELORS AT LAW   PAUL V. DANIELSON       OF COUNSEL
JACK A. BJERKE           LARRY J. McCLATCHEY                  CAPITOL SQUARE            STEPHEN D. DUNSON
JOHN P. BRODY            PAUL D. RITTER, JR.                    SUITE 1800              LORIANN E. FUHRER       JOHN C. DEAL
WILLIAM J. BROWN         O. JUDSON SCHEAF, III             65 EAST STATE STREET         GREG R. GRABOVAC        JAMES R. ELEY
STEPHEN E. CHAPPELEAR    RICHARD W. SCHUERMANN, JR.      COLUMBUS, OHIO 43215-4294      LAURA L. GRIBBIN        JOHN L. GRAY
ROBERT G. COHEN          ROBERT G. SCHULER               TELEPHONE: (614) 462-5400      ERIKA L. HAUPT          THOMAS D. KITCH
LAWRENCE F. FEHELEY      AMY M. SHEPHERD                 FACSIMILE: (614) 464-2634      TODD M. KEGLER          ROBERT D. MAROTTA
DONALD W. GREGORY        S. MARTIJN STEGER                     WWW.KBHR.COM             LYNDA G. LOOMIS         TED M. MCKINNISS*
ALLEN L. HANDLAN         ROGER P. SUGARMAN                       ----------             JOHN LOWE IV            S. NOEL MELVIN
EDWARD C. HERTENSTEIN    KEVIN L. SYKES                                                 DAVID M.  McCARTY       S. MICHAEL MILLER
PAUL R. HESS             JOHN R. THOMAS                                                 THOMAS M. L. METZGER    JOSEPH M. MILLIOUS
THOMAS W. HILL           TIMOTHY T. TULLIS                                              PATRICK M. O'NEILL      LEIGH A. REARDON
DANIEL G. HILSON         MELVIN D. WEINSTEIN                                            MARK R. REITZ           GEOFFREY STERN
GENE W. HOLLIKER         R. DOUGLAS WRIGHTSEL                                           BRAD A. SPRAYBERRY      ----------
CHARLES J. KEGLER        MICHAEL E. ZATEZALO                                            T. A. WARD II
R. KEVIN KERNS                                                                          CHRISTOPHER J. WEBER    JOHN B. TINGLEY
                                                                                        ANTHONY C. WHITE          - RETIRED
                                                                                        NICHOLAS E. WILKES      CHALMERS P. WYLIE
                                                                                        SHAWNELL WILLIAMS         1920-1998
                                                                                        ASHLEY L. WILSON        ----------
                                                                                                                *RESIDENT IN
                                                                                                                  MARION OFFICE
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                             [FORM OF LEGAL OPINION]

                                 April ___, 1999

Championship Auto Racing Teams, Inc.
755 West Big Beaver Road
Suite 800
Troy, MI  48084

Dear Sirs:

         In connection with the registration of 2,146,475 shares of common stock, par value $.01 per share (the "Common Stock") of Championship Auto Racing
Teams, Inc., a Delaware corporation (the "Company") with the Securities and
Exchange Commission on a registration statement on Form S-3 (the "Registration
Statement"), relating to the sale of up to 1,866,500 shares of Common Stock by the selling stockholders and up to 279,975 shares of Common Stock by the Company pursuant to the over-allotment option granted to the underwriters, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination, it is our opinion that the shares of Common Stock that have been registered and will be sold on behalf of the selling stockholders have been validly issued, are fully paid and non-assessable.
Further, it is our opinion that the shares of Common Stock that may be issued by the Company pursuant to the Registration Statement, when issued and paid for in accordance with the Registration Statement and pursuant to the terms of the underwriting agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and the prospectus forming a part of the Registration Statement.

                                  Very truly yours,

                                  KEGLER, BROWN, HILL & RITTER CO., L.P.A.


                                  By:
                                     ----------------------------------
                                     Amy M. Shepherd, Vice President